Filed Pursuant to Rule 424(b)(3)

Registration No. 333-275229

PROSPECTUS SUPPLEMENT

(to Prospectus dated November 7, 2023)

Alpha Compute Corp

481,581 Ordinary Shares underlying Warrants

This prospectus supplement is being filed to update and supplement the information contained in the prospectus dated November 7, 2023 (the “Prospectus”), which forms a part of our Registration Statement on Form F-1 (Registration No. 333-275229), as amended most recently by the post-effective amendment filed on August 23, 2024, with the information contained in our current report on Form 6-K, furnished to the Securities and Exchange Commission on April 20, 2026 (the “April 20, 2026 Form 6-K”). Accordingly, we have attached the April 20, 2026 Form 6-K to this prospectus supplement.

This prospectus supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This prospectus supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

Our Ordinary Shares are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ALP”. On May 21, 2026, the closing sale price of our Ordinary Shares as reported on Nasdaq was $0.3852.

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Investing in the securities offered in the Prospectus involves a high degree of risk. Before making any investment in these securities, you should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 9 of the Prospectus, and in the other documents that are incorporated by reference into the Prospectus.

Neither the Securities and Exchange Commission nor any state or non-U.S. regulatory body has approved or disapproved of the securities offered in the Prospectus or passed upon the accuracy or adequacy of the Prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

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The date of this prospectus supplement is May 22, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16

UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of April, 2026

Commission File Number: 001-40086

AlphaTON Capital Corp

(Translation of registrant’s name into English)

Clarence Thomas Building, P.O. Box 4649, Road Town, Tortola, British Virgin Islands, VG1110

(Address of principal executive office)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F.

Form 20-F [ X ]	Form 40-F [ ]

INCORPORATION BY REFERENCE

This report on Form 6-K (including any exhibits attached hereto) shall be deemed to be incorporated by reference into the registration statements on Form S-8 (File Nos. 333-275842 and 333-289199) and Form F-3 (File Nos. 333-286961, 333-290827, 333-291341 and 333-291921) of AlphaTON Capital Corp (including any prospectuses forming a part of such registration statements) and to be a part thereof from the date on which this report is filed, to the extent not superseded by documents or reports subsequently filed or furnished.

On April 14, 2026, pursuant to prior approvals by our board of directors, we filed a Certificate of Change of Name and Amendment to our Memorandum and Articles of Association. The documents changed our corporate name from AlphaTON Capital Corp to Alpha Compute Corp to better reflect the nature of our expanded current business operations in compute and AI infrastructure.

On April 21, 2026, our shares of common stock will begin trading under the new symbol ALP on the Nasdaq Capital Market.

The Certificate of Change of Name and Amendment to our Memorandum and Articles of Association are filed as Exhibit 99.1 and Exhibit 99.2 to this current report and are incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 20, 2026

ALPHATON CAPITAL CORP

By:	/s/ Brittany Kaiser
Brittany Kaiser
Chief Executive Officer

Exhibit 99.1

Exhibit 99.2

FH Corporate Services Ltd. Clarence Thomas Building P.O. Box 4649, Road Town Tortola VG1110 British Virgin Islands Company No. 1784969 TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS COMPANIES ACT, (REVISED EDITION 2020) (AS AMENDED) MEMORANDUM AND ARTICLES OF ASSOCIATION OF Alpha Compute Corp (formerly AlphaTON Capital Corp) Incorporated on 9 April 1973 in the Province of Ontario, Canada as Kamlo Gold Mines Limited and continued as a BVI Business Company on 5 July 2013 Amended and Restated on 25 July 2017 Amended and Restated on 20 June 2022 Amended and Restated on 20 September 2022 Amended and Restated on 11 August 2025 Amended and Restated on 14 April 2026

TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS COMPANIES ACT, 2004 MEMORANDUM OF ASSOCIATION OF A LPHA C OMPUTE C ORP (the “Company”) NAME 1. The name of the Company at the date of its application to continue to the British Virgin Islands was Bontan Corporation Inc . The name of the Company on continuation as a BVI Business Company is Alpha Compute Corp . CONTINUATION 2. The Company was incorporated under the laws of the Province of Ontario, Canada on 9 April 1973 and amalgamated with its wholly owned subsidiary on 15 May 2012 . The Company is continued as a BVI Business Company on 5 July 2013 . CHANGE OF NAME 3. The Company may make application to the Registrar of corporate Affairs in the approved form to change its name in accordance with section 21 of the Act and the change of name takes effect from the date of the certificate of change of name issued by the Registrar of Corporate Affairs . TYPE OF COMPANY 4. The Company is a company limited by shares. REGISTERED OFFICE AND REGISTERED AGENT 5. The first registered office of the Company at the date of continuation will be situated at FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands. Thereafter, the registered office may be situated at such other place as the directors or members may from time to time determine. 6 . The first registered agent of the Company at the date of continuation will be FH Corporate Services Ltd, of FH Chambers, P . O . Box 4649 , Road Town, Tortola, British Virgin Islands

7. The Company may, by Resolution of Shareholders or by Resolution of Directors, change the location of its Registered Office or change its Registered Agent and any such changes shall take effect on the registration by the Registrar of Corporate Affairs of a notice of change, filed by the existing Registered Agent or a legal practitioner in the British Virgin Islands action on behalf of the Company . LIMITATIONS ON BUSINESS OF COMPANY 8. The business and activities of the Company are limited to those businesses and activities which it is not prohibited from engaging in under any law for the time being in force in the British Virgin Islands . 9. Subject to the Act, any other enactment and this Memorandum (including, without limitation, paragraph 7 immediately above this Memorandum) and the Articles, the Company has : (a) full capacity to carry on or undertake any business or activity, do any act or enter into any transaction; and (b) for the purposes of paragraph (a) immediately above, full rights, powers and privileges. NUMBER, CLASSES AND PAR VALUE OF SHARES 10. The Company is authorized to issue an unlimited number of Ordinary Shares of no par value. RIGHTS, PRIVILEGES, RESTRICTION AND CONDITIONS OF SHARES 11. All Shares shall: (a) have the right to one vote on any Resolution of Shareholders; (b) have equal rights with regard to dividends; and (c) have equal rights with regard to distributions of the surplus assets of the Company. FRACTIONAL SHARES 12 . The Company may issue Fractional Shares . A Fractional Share shall have the corresponding fractional rights, obligation and liabilities of a whole Share of the same Class . If more than one fraction of a Share of the same Class is issued to or acquired by the same Shareholder such fractions shall be accumulated .

VARIATION OF CLASS RIGHTS AND PRIVILEGES 13. If at any time, there are different Classes or Series of Shares in issue, unless otherwise provided by the terms of issue of the Shares of that Class or Series, the rights and privileges attaching to any such Class or Series of Shares may, whether or not the Company is being wound up, be varied with the consent in writing of the holders of not less than three - fourths of the issued Shares of the Class or Series and of the holders of not less than three - fourths of the issued Shares of any other Class or Series of Shares which may be adversely affected by such variation . RIGHTS AND PRIVILEGES NOT VARIED BY THE ISSUE OF SHARES PARI PASSU 14. The rights and privileges conferred upon the Shareholder of any Class of Shares issued with preferred or other rights and privileges shall not, unless otherwise expressly provided by the terms of issue of the Shares of that Class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith . NO BEARER SHARES 15. The Company is not authorized to issue bearer shares and all Shares shall be issued as registered shares . NO EXCHANGE FOR BEARER SHARES 16. Shares may not be exchanged for, or converted into, bearer shares. TRANSFERS OF SHARES 17. Subject to the provisions of this Memorandum and the Articles, Shares in the Company may be transferred . AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION 18. The Company may amend its Memorandum or Articles by a Resolution of Shareholders or by a Resolution of Directors except that the Directors have no power to amend the Memorandum or the Articles : (a) to restrict the rights or powers of the Shareholders to amend the Memorandum or the Articles; (b) to change the percentage of Shareholders required to pass a resolution to amend the Memorandum or the Articles; (c) in circumstances where the memorandum or the Articles cannot be amended by the Shareholders; or

(d) to change the provision of paragraphs 10, 11, 13, 14 or 18 of the Memorandum. DEFINITIONS 19. Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles . SHAREHOLDER LIABILITY 20. The liability of a Shareholder to the Company, as shareholder, is limited to: (a) any amount unpaid on a Share held by the Shareholder; (b) (where applicable) any liability expressly provided for in this Memorandum or the Articles; and (c) any liability to repay a distribution under section 58(1) of the Act. 21. A Shareholder has no liability, as a member, for the liabilities of the Company. SEPARATE LEGAL ENTITY AND PERPETUAL EXISTENCE 22. In accordance with section 27 of the Act, the Company is a legal entity in its own right separate from its Shareholders and continues in existence until it is dissolved . EFFECT OF MEMORANDUM AND ARTICLES OF ASSOCIATION 23. In accordance with section 11 (1) of the Act, this Memorandum and the Articles are binding as between : (a) the Company and each Shareholder of the Company; and (b) each Shareholder of the Company. 24. In accordance with section 11 (2) of the Act, the Company, the board of Directors, each Director and each Shareholder of the Company has the rights, powers, duties and obligations set out in the Act except to the extent that they are negated or modified, as permitted by the Act, by this Memorandum or the Articles . 25. In accordance with section 11 (3) of the Act, this Memorandum and the Articles have no effect to the extent that they contravene or are inconsistent with the Act .

We, FH Corporate Services Ltd, of FH Chambers, P . O . Box 4649 , Road Town, Tortola, British Virgin Islands for the purpose of continuing a Company as a BVI Business Company limited by shares under the laws of the British Virgin Islands hereby sign this Memorandum of Association on 5 July 2013 for and on behalf of the Shareholders and Directors of the Company : Authorised Signatory (Sgd . ) Jose Santos By: Jose Santos Authorised Signatory FH Corporate Services Ltd

TERRITORY OF THE BRITISH VIRGIN ISLANDS BVI BUSINESS COMPANIES ACT, 2004 ARTICLES OF ASSOCIATION OF A LPHA C OMPUTE C ORP The following shall comprise the Articles of Association of Alpha Compute Corp (the “ Company ”). INTERPRETATION 1. In these Articles the following defined terms will have the meanings ascribed to them, if not inconsistent with the subject or context: “Act” means the BVI Business Companies Act, 2004 , including any modification, amendment, extension, re - enactment or renewal thereof and any regulations made thereunder ; “Articles” means these articles of association of the company, as amended and/or restated from time to time ; “Class” or “Classes” means any class or classes of Shares as may from time to time be issued by the Company ; “Designated Stock Exchange” means any national securities exchange in the United States of America on which Public Shares of the Company may be listed for trading, including the NASDAQ Stock Market LLC, the NYSE MKT LLC or The New York Stock Exchange LLC ; “Directors” means the directors of the company for the time being, or as the case may be, the directors assembled as a board or as a committee thereof, and “ Director ” means any one of them; “Distribution” means, in relation to a distribution by the Company to a Shareholder: (a) the direct or indirect transfer of an asset, other than Shares, to or for the benefit of the Shareholder; or (b) the incurring of a debt to or for the benefit of the Shareholder, in relation to the Shares held by the Shareholder, and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of Shares, a transfer of indebtedness or otherwise, and includes a dividend ;

"Electronic Means” includes without limitation, website addresses and conference call systems, virtual conferencing and any device, system, procedure, method or any other facility whatsoever providing an electronic means of attendance at or participation in (or both) a Shareholders’ meeting ; “Fractional Share” means a fraction of a Share; “ Hybrid Meeting ” means a Shareholders’ meeting held and conducted by both physical attendance by members and/or proxies at a particular place and by members and/or proxies also being able to attend and participate by Electronic Means without needing to be in physical attendance at that place . “Memorandum” means the memorandum of association of the Company, as amended and/or restated from time to time ; “Officer” means any natural person or corporation appointed by the Directors as an officer of the Company and may include a chairman of the board of Directors, a vice chairman of the board of Directors, a president, one or more vice presidents, secretaries and treasurers and such other officers as may from time to time be deemed desirable but shall exclude any auditor appointed by the Company ; “Person” means any natural person, firm, company, joint venture, partnership, corporation, association or other entity (whether or not having a separate legal personality) or any of them as the context so requires ; “Physical Meeting” means a Shareholders’ meeting held and conducted by physical attendance by members and/or proxies at a particular place ; “Register of Directors” means the register of the Directors of the company required to be kept pursuant to the Act ; “Register of Members” means the register of the members of the Company required to be kept pursuant to the Act ; “Registered Agent” means the registered agent of the company from time to time, as required by the Act ; “Registered Office” means the registered office of the Company from time to time, as required by the Act ; “Registrar” means the Registrar of Corporate Affairs appointed under section 229 of the Act; “Relevant System” means a relevant computer based system and procedures which enable title to shares to be evidenced and transferred without a written instrument of transfer ; “Resolution of Directors” means a resolution:

(a) approved at a duly convened an d constituted meeting of Directors or of a committee of Directors, by the affirmative vote of a simple majority of the Directors present at such meeting wh o voted an d di d not abstain ; or (b) consented to in writing or by telex, telegram, cable, facsimile or other written electronic communications by a simple majority of the Directors or a simple majority of the members of a committee of Directors, as the case may be, in one or more instruments each signed by one or more of the Directors and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed . “Resolution of Shareholders” means a resolution: (a) passed by a majority, or such larger majority as may be specified in the memorandum or these Articles, or such Shareholders as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a meeting of Shareholders of the Company and where a poll is taken regard shall be had in computing a majority to the number of votes to which each Shareholder is entitled ; or (b) approved in writing by a majority, or such larger majority as may be specified in the Memorandum or these Articles, of such Shareholders entitled to vote at a meeting of Shareholders of the Company in one or more instruments each signed by one or more of the Shareholders and the effective date of the resolution so adopted shall be the date on which the instrument, or the last of such instruments, if more than one, is executed ; “Seal” means the common seal of the Company; “Secretary” means any natural person or corporation appointed by the Directors to perform any of the duties of the secretary of the Company ; “Series” means a division of a Class as may from time to time be issued by the Company; “Share” means a share in the Company issued subject to and in accordance with the provisions of the Act, the Memorandum and these Articles . All references to “Shares” herein shall be deemed to be Shares of any or all classes or Series as the context may require . For the avoidance of doubt in these Articles the expression “Share” shall include any Fractional Share ; “Shareholder” means a Person whose name is entered as a holder of one or more Shares in the Register of Members; “signed” means bearing a signature or representation of a signature affixed by mechanical means; “Solvency Test” means the solvency test prescribed by section 56 of the Act and set out in Article 124;

“Treasury Shares” means Shares that were previously issued but were purchased, redeemed or otherwise acquired by the Company and not cancelled . “ Virtual Meeting ” means a Shareholders’ meeting which takes place by Electronic Means at the meeting place or places set out in the notice, a satellite meeting place or places anywhere in the world by the simultaneous attendance and participation of the persons entitled to attend and is deemed to take place at the location where the Chairman of the meeting is physically present . 2. In these Articles, save where the context requires otherwise: (a) words importing the singular number shall include the plural number and vice versa; (b) words importing the masculine gender only shall include the feminine gender and any Person as the context may require ; (c) the word “may” shall be construed as permissive and the word “shall” shall be construed as imperative; (d) reference to a statutory enactment shall include reference to any amendment or re - enactment thereof for the time being in force ; (e) reference to any determination by the Directors shall be construed as a determination by the Directors in their sole and absolute discretion and shall be applicable either generally or in any particular case ; and (f) reference to “in writing” shall be construed as written or represented by any means reproducible in writing, including any form of print, lithograph, email, facsimile, photograph or telex or represent by any other substitute or format for storage or transmission for writing or partly one and partly another . 2. Subject to the last two preceding Articles, any words defined in the Act shall, if not inconsistent with the subject or context, bear the same meaning in these Articles . PRELIMINARY 4. The business of the Company may be commenced at any time after incorporation. 5. The Registered office shall be at such address in the British Virgin Islands as the Shareholders or Directors may from time to time determine . The Company may in addition establish and maintain such other offices and places of business and agencies in such places as the Directors may from time to time determine .

6. The expenses incurred in the formation of the Company and in connection with the offer for subscription and issue of Shares shall be paid by the Company . 7. The Directors shall keep, or cause to be kept, the original Register of Members at such place as the Directors may from time to time determine and, in the absence of any such determination, the original Register of Members shall be kept at the office of the Registered Agent . SHARES 8. Subject to the Act and these Articles, all Shares for the time being unissued shall be under the control of the Directors who may : (a) issue, allot and dispose of the same to such Persons, in such manner, on such terms and having such rights and being subject to such restrictions as they may from time to time determine; and (b) grant options with respect to such Shares and issue warrants or similar instruments with respect thereto; and, for such purposes, the Directors may reserve an appropriate number of Shares for the time being unissued. 9. Left Blank. 10. The pre - emption rights set out in section 46 of the Act shall not apply to the Company. 11. The Company may insofar as may be permitted by law, pay a commission in any form to any Person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any Shares . The Company may also pay such brokerage as may be lawful on any issue of Shares . 12. The Directors may refuse to accept any application for Shares, and may accept any application in whole or in part, for any reason or for no reason . 13. The Company may treat the holder of a Share as named in the Register of Members as the only Person entitled to : (a) exercise any voting rights attaching to the Share; (b) receive notices; (c) receive a Distribution; and (d) exercise other rights and powers attaching to the Share.

14. The Company may, subject to the terms of the Act, the Memorandum and these Articles, issue bonus Shares and fully paid Shares, but cannot issue partly paid Shares and nil paid Shares . 15. Shares may, subject to the terms of the Act and these Articles, be issued for consideration in any form, including money, a promissory note or other written obligation to contribute money or property, real property, personal property (including goodwill and know how), services rendered or a contract for future services . 16. When the consideration in respect of the Share has been paid, the Share is for all purposes fully paid. 17. Shares may be issued for such amount of consideration as the Directors may from time to time by Resolution of Directors determine . 18. Before issuing Shares for a consideration which is in whole or part, other than money, the Directors shall by a Resolution of Directors state : (a) the amount to be credited for the issue of Shares; and (b) that, in their opinion, the present cash value of the non - money consideration and money consideration, if any, is not less than the amount to be credited for the issue of the Shares. 19. A Share issued by the Company upon conversion of, or in exchange for, another Share or a debt obligation or other security in the Company, shall be treated for all purposes as having been issued for money equal to the consideration received or deemed to have been received by the Company in respect of the other Share, debt obligation or security . CERTIFICATES 20. A share or other securities of the Company may be represented by either a physical share certificate or by any form of uncertificated evidence of the share, as approved by the Directors. Where the Company has a class of securities listed on a Designated Stock Exchange, the Company shall provide that the securities so listed may be represented by uncertificated evidences, at the election of the holder thereof. A share represented by a certificate shall not be issued as an uncertificated evidence of the share until such certificate is surrendered to the Company. The Company shall not have the power to issue a certificate in bearer form. Nothing in these Articles shall require title to any shares or other securities of the Company to be evidenced by a certificate if the Act and the rules of the Designated Stock Exchange permit otherwise.

21. A share certificate shall be manually signed by at least one Director or Officer or by or on behalf of a registrar, transfer agent, branch transfer agent or other authenticating agent of the Company . 22. If a share certificate contains a printed or mechanically reproduced signature of a person, the Company may issue the share certificate, notwithstanding that the person has ceased to be a Director or Officer, and the share certificate is as valid as if he were a Director or Officer at the date of its issue . 23. Any Shareholder receiving a share certificate for Shares shall indemnify and hold the Company and its Directors and Officers harmless from any loss or liability which it or they may incur by reason of the issue of that share certificate . If a share certificate for Shares is worn out or lost it may be renewed or replaced on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a Resolution of Directors . FORFEITURE OF SHARES 24. Where Shares are not fully paid on issue or have been issued subject to forfeiture, the following provision shall apply . 25. Written notice of a call specifying a date for payment to be made in respect of a Share shall be served on a Shareholder who defaults in making payment in respect of that Share . 26. The written notice referred to in the immediately preceding Article shall: (a) name a further date not earlier than the expiration of fourteen days from the date of service of the notice on or before which the payment required by the notice is to be made; and (b) contain a statement that in the event of non - payment at or before the time named in the notice the Shares, or any of them, in respect of which payment is not made will be liability to be forfeited. 27. Where a written notice has been issued under these Articles and the requirements have not been complied with, the Directors may at any time before tender of payment forfeit and cancel the Shares to which the notice relates . 28. The Company is under no obligation to refund any moneys to the Shareholder whose Shares have been forfeited and cancelled pursuant to these Articles . Upon forfeiture and cancellation of the Shares the Shareholder is discharged from any further obligation to the Company with respect to the Shares forfeited and cancelled . TRANSFER OF SHARES 29. Subject to these Articles, Shares are transferred by a written instrument of transfer.

30. Shares in the Company shall be transferred by a written instrument of transfer (which complies with applicable rules of the SEC and federal and state securities laws of the United States) sent to the Company, signed by the transferor and containing the name and address of the transferee . The instrument of transfer shall be in writing in the usual or common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors and shall be signed by the transferor and shall also be signed by the transferee if registration as a holder of the shares imposes a liability to the Company on the transferee and may be under hand or, if the transferor or transferee is a clearing house or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time . The transfer of a registered share is effective when the name of the transferee is entered in the Register of Members . Notwithstanding any other provisions of the Memorandum and Articles, shares in the Company may be transferred by means of a Relevant System and the operator of the Relevant System (and any other person necessary to ensure the Relevant System is effective to transfer shares) shall act as agent of the members for the purposes of the transfer of any shares transferred by means of the Relevant System . If the Shares in question were issued in conjunction with rights, options or warrants on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such share without evidence satisfactory to them of the like transfer of such option or warrant . 31. The registration of transfers may be suspended at such times and for such periods as the Directors may from time to time determine . 32. All instruments of transfer effecting a transfer which is registered shall be retained by the company, but any instrument of transfer relating to a transfer which the Directors decline to register shall (except in any case of fraud) be returned to the Person depositing the same . TRANSMISSION OF SHARES 33. The legal personal representative of a deceased sole holder of a Share shall be the only Person recognised by the Company as having any title to the Share . In the case of a Share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only Person recognised by the Company as having any title to the Share . 34. Any Person becoming entitled to a Share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt Person could have made ; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt Person before the death or bankruptcy . 35. A Person becoming entitled to a Share by reason of the death or bankruptcy of a Shareholder shall be entitled to the same dividends and other advantages to which he would be entitled if her were the registered Shareholder, except that he shall not, before being registered as a Shareholder in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company . ALTERATION OF NUMBER OF AUTHORISED SHARES 36. The Company may amend the Memorandum to increase or reduce the number of Shares the Company is authorized to issue . 37. The Company may: (a) divide the Shares, including issued Shares, of a Class or Series into a larger number of Shares of the same Class or Series; or (b) combine the Shares, including issued Shares, of a Class or Series into a smaller number of Shares of the same Class or Series; provided, however, that where Shares with a par value are divided or combined under (a) or (b) of this Article, the aggregate par value of the new Shares must be equal to the aggregate par value of the original Shares . REDEMPTION AND PURCHASE OF SHARES 38. The Company may purchase, redeem or otherwise acquire and hold its own Shares in such manner and upon such other terms as the directors may agree with the relevant Shareholder(s) save that the Company may not purchase, redeem or otherwise acquire its own Shares without the consent of Shareholders whose Shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the Shares without their consent . 39. The Company may acquire its own fully paid Share or Shares for no consideration by way of surrender of the Share or Shares to the Company by the Shareholder holding the Share or Shares . Any surrender of a Share or Shares under this Article shall be in writing and signed by the Shareholder . TREASURY SHARES 40. Shares that the Company purchases, redeems or otherwise acquires pursuant to these Articles shall be cancelled immediately or held as Treasury Shares in accordance with the Act and Article 41 . 41. Shares may only be purchase, redeemed or otherwise acquired and held as Treasury Shares where, when aggregated with the number of Shares of the same Class already held by the Company as Treasury Shares, the total number of Treasury Shares does not exceed 50 percent of the Shares of the Class previously issued by the Company, excluding those Shares that have been cancelled .

42. Where and for so long as Shares are held by the Company as Treasury Shares, all rights and obligations attaching to such Shares are suspended and shall not be exercised by or against the Company. 43. Treasury Shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with these Articles) as the Company may by Resolution of Directors determine. MEETINGS OF SHAREHOLDERS 44. The Directors may, whenever they think fit, convene a meeting of Shareholders at such times and in such manner and places within or outside the British Virgin Islands as the Directors consider necessary or desirable . 45. Shareholders’ meetings shall also be convened on the requisition in writing of any Shareholder or Shareholders entitled to attend and vote at a meeting of the Shareholders of the Company on the matter for which the meeting is being requested holding at least ten percent of outstanding Shares entitled to vote in the Company deposited at the Registered Office specifying the objects of the meeting for a date no earlier than twenty one days from the date of deposit of the requisition signed by the requisitionists, and if the Directors do not convene such meeting for a date not later than forty five days after the date of such deposit, the requisitionists themselves may convene the Shareholders’ meeting in the same manner, as nearly as possible, as that in which Shareholders’ meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors to convene the Shareholders’ meeting shall be reimbursed to them by the Company . 46. If at any time there are no Directors, any two Shareholder (or if there is only one Shareholder then that Shareholder) entitled to vote at meetings of the Shareholders of the Company may convene a Shareholders’ meeting in the same manner as nearly as possible as that in which Shareholders’ meetings may be convened by the Directors . 47. The Directors may decide in relation to any Shareholders’ meeting (including a postponed or adjourned meeting) whether the Shareholders’ meeting is to be held as a Physical Meeting, as a Hybrid Meeting or as a Virtual Meeting and shall, for the avoidance of doubt, be under no obligation to convene a meeting as a Hybrid Meeting or a Virtual Meeting whatever the circumstances . 48. Subject to the requirements of the Act, the Directors may make such arrangements as they may decide in connection with the facilities for participation by Electronic Means in a Hybrid Meeting or a

Virtual Meeting. In the case of a Hybrid Meeting or a Virtual Meeting, the provisions of these Articles shall be treated as modified to permit any such arrangements and, in particular: (a) references in these Articles to attending and being present at the meeting, including in relation to the quorum for the meeting and the right to vote at the meeting, shall be treated as including participating in the meeting by Electronic Means ; (b) the meeting shall be duly constituted and its proceedings valid if the chairman of the meeting is satisfied that adequate facilities have been made available so that all persons (being entitled to do so) attending the Hybrid Meeting or Virtual Meeting by Electronic Means, may : (i) (ii) participate in the business for which the meeting has been convened ; hear all persons who speak at the meeting whether by the use of microphones, loudspeakers, audio - visual communications equipment, virtual conferencing or otherwise ; and be heard by all other persons present at the meeting, (iii) but under no circumstances shall the inability of one or more members or proxies to access, or continue to access, the facilities for participation in the meeting despite adequate facilities being made available by the Company, affect the validity of the meeting or any business conducted at the meeting, provided that the meeting is quorate ; (c) all resolutions put to members at a Hybrid Meeting or a Virtual Meeting, including in relation to procedural matters, shall be decided on a poll ; (d) the Directors may authorise any voting application, system or facility in respect of the electronic platform for the Hybrid Meeting or the Virtual Meeting as they may see fit ; and (e) if it appears to the chairman of the meeting that the electronic facilities for a Hybrid Meeting or a Virtual Meeting have become inadequate for the purpose of holding the meeting then the chairman of the meeting may, with or without the consent of the meeting, interrupt or adjourn the meeting (before or after it has started) . All business conducted at the Hybrid Meeting or the Virtual Meeting up to the point of the adjournment shall be valid . 49. In relation to electronic participation at a meeting, the right of a member to participate electronically shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access (including electronic access) to all documents which are required by law or these Articles to be made available at the meeting . 50. If, after the sending of notice of a Hybrid Meeting or the Virtual Meeting but before the meeting is held (or after the adjournment of a Hybrid Meeting or the Virtual Meeting but before the adjourned meeting is held), the Directors consider that it is impracticable or unreasonable to hold the meeting at the time specified in the notice of meeting using the Electronic Means stated in the notice of meeting or made available prior to the meeting, it may change the meeting to a different type of meeting, be that a Physical Meeting, a Virtual Meeting or a Hybrid Meeting, change the Electronic Means (and make details of the new Electronic Means available in the manner stated in the notice of meeting), and/or postpone the time at which the meeting is to be held . 51. An adjourned meeting or postponed meeting may be held as a Physical Meeting, a Hybrid Meeting or a Virtual Meeting irrespective of the form of the meeting which was adjourned or postponed . 52. In the case of a Virtual Meeting, the meeting shall be deemed to take place at the place where the Chairman is physically present (the principal meeting place) and the powers of the Chairman shall apply equally to each satellite meeting place . 53. The Directors or the chairman of the meeting may make any arrangement and impose any requirement or restriction they consider appropriate to ensure the security of a Hybrid Meeting or a Virtual Meeting (as applicable) including, without limitation, requirements for evidence of identity that is : (a) necessary to ensure the identification of those taking part and the security of the electronics communication; and (b) proportionate to those objectives. NOTICE OF MEETINGS OF SHAREHOLDERS 54. At least ten days’ and not more than sixty days’ prior written notice of the place, the day and the hour of the meeting and the general nature of the business to be considered at the meeting, shall be given in the manner hereinafter provided to such Persons as are, under these Articles, entitled to receive such notices from the Company . 55. The Directors may fix as the record date for determining those Shareholders that are entitled to vote at the meeting the date notice is given of the meeting and may also fix in advance a date as the record date for determining those Shares that are entitled to vote at the meeting but the record date shall not precede by less than 10 days the date of which the meeting is to be held . 56. A meeting of Shareholders held in contravention of the notice requirements set out above is valid if Shareholders holding not less than ninety percent majority of the : (a) total number of Shares entitled to vote on all matters to be considered at the meeting; or

(b) votes of each Class of Shares where Shareholders are entitled to vote thereon as a Class together with not less than an absolute majority of the remaining votes, have waived notice of the meeting and for this purpose presence at the meeting shall be deemed to constitute a waiver. 57. The accidental omission to give notice of a meeting to or the non - receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting. PROCEEDINGS AT SHAREHOLDERS’ MEETINGS 58. No business shall be transacted at any Shareholders’ meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business . Save as otherwise provided by the Articles, two or more Shareholders entitled to vote at the meeting, present in person or by proxy, shall form a quorum . 59. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved . In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present and entitled to vote shall form a quorum . 60. The chairman, if any, of the Directors shall preside as chairman at every Shareholders’ meeting. 61. If there is no such chairman, or if at any Shareholders’ meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, any Director or Person nominated by the Directors shall preside as chairman, failing which the Shareholders present in person or by proxy shall choose any Person present to be chairman of that meeting . 62. The chairman may with the consent of any Shareholders’ meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place . When a meeting, or adjourned meeting, is adjourned for fourteen days or more, notice of the adjourned meeting shall be given as in the case of an original meeting . Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting . 63. The Directors may cancel or postpone any duly convened Shareholders’ meeting at any time prior to such meeting, except for a Shareholders’ meeting requisitioned by the Shareholders in accordance with these Articles, for any reason or for no reason, upon notice in writing to Shareholders . A postponement may be for a stated period of any length or indefinitely as the Directors may determine .

64. At any Shareholders’ meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman or one or more Shareholders present in person or by proxy entitled to vote, and unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book of the proceedings of the Company shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution . 65. If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded . 66. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote . 67. A poll demanded on the election of a chairman of the meeting or on a question of adjournment shall be taken forthwith . A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs . VOTES OF SHAREHOLDERS 68. Subject to any rights and restrictions for the time being attached to any Share, on a show of hands every Shareholder present in person and every Person representing a Shareholder by proxy shall, at a Shareholders’ meeting, each have one vote and on a poll every Shareholder and every Person representing a Shareholder by proxy shall have one vote for each Share of which he or the Person represented by proxy is the holder . 69. The following shall apply in respect of joint ownership of Shares: (a) if two or more Persons hold Shares jointly each of them may be present in person or by proxy at a meeting of Shareholders and may speak as a Shareholder; (b) if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and (c) if two or more of the joint owners are present in person or by proxy they must vote as one. 70. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote in respect of Shares carrying the right to vote held by him, whether on a show of hands or on a poll, by the Person or Persons appointed by that court, and any such Person or Persons may vote by proxy .

71. No shareholder shall be entitled to vote at any Shareholders’ meeting unless all calls, if any, or other sums presently payable by him in respect of Shares carrying the right to vote held by him have been paid . 72. A Shareholder may be represented at a meeting of Shareholders by a proxy who may speak and vote on behalf of the Shareholder . 73. The instrument appointing a proxy shall comply with all applicable securities laws and shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under Seal or under the hand of an officer or attorney duly authorized . A proxy need not be a Shareholder . 74. An instrument appointing a proxy may be in any usual or common form or such other form as the Directors may approve . 75. The instrument appointing a proxy shall be deposited at the Registered Office or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or, if the meeting is adjourned, the time for holding such adjourned meeting . 76. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll . 77. An action that may be taken by the Shareholders at a meeting may also be taken by a resolution of Shareholders consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication, without the need for any notice, but if any such resolution is adopted otherwise than by written consent of a majority of the Shareholders, a copy of such resolution shall forthwith be sent to all Shareholders not consenting to such resolution . The consent may be in the form of counterparts in like form each counterpart being signed by one or more Shareholders . 78. If the Company shall have only one Shareholder the provisions herein contained for meetings of the Shareholders shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a Resolution of Shareholders . Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes . CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS 79. Any Shareholder or Director that is a corporation or other entity may by resolution of its directors or other governing body authorise such natural person as it thinks fit to act as its representative at any meeting of the Company or of any meeting of holders of a Class or Series or of the Directors or of a committee of Directors, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation or other entity which he represents as that corporation or entity could exercise if it were an individual Shareholder or Director .

DIRECTORS 80. The Directors shall be elected by Resolution of Shareholders or by Resolution of Directors. 81. No person shall be appointed as a Director of the Company unless he has consented in writing to be a director . 82. The Company may by a resolution of Directors from time to time fix the number of Directors to be elected or appointed but unless such numbers are fixed as aforesaid the minimum number or Directors shall be one and the maximum number of Directors shall be fifteen . 83. Subject to these Articles, the Company may appoint any natural person or corporation to be a Director . The following are disqualified from appointment as a Director : (a) an individual who is under eighteen years of age; (b) a person who is a disqualified person within the meaning of section 260(4) of the Insolvency Act (or any successor provision); (c) a person who is a restricted person within the meaning of section 409 of the Insolvency Act (or any successor provision); (d) an undischarged bankrupt; and (e) any other person disqualified by the Memorandum and these Articles. 84. Each Director holds office until his death, resignation or removal or election of a successor Director by Resolution of Shareholders or Resolution of Directors . 85. The bankruptcy of a Director or the appointment of a liquidator, administrator or receiver of a corporate Director shall terminate the term of office of such Director . 86. A director may be removed from office, with or without cause, by Resolution of Shareholders passed at a meeting of Shareholders called for the purpose of removing the director or for purposes including the removal of the director or by a written Resolution of Shareholders . Section 114 of the Act does not apply to the Company . 87. A Director may resign his office by giving written notice of his resignation to the Company and the resignation shall have effect from the date the notice is received by the Company or from such later date as may be specified in the notice .

88. The remuneration of the Directors may be determined by a Resolution of Directors 1 or by a Resolution of Shareholders . 89. There shall be no shareholding qualification for Directors. 90. The Company shall keep a Register of Directors containing the particulars set out in section 118 (A)(1)(b) of the Act with respect to corporate directors and the following particulars in the case of an individual director (or such other particulars as may be prescribed by Act) : (a) his full name; (b) any former name, if any, unless the former name was changed by deed poll or other legal means or disused for ten years; (c) date of appointment as director or nomination as reserve director; (d) date of cessation of director or reserve director; (e) address for service of documents; (f) usual residential address, unless that address is the same as individual’s address for the service of documents; (g) date and place of birth; and (h) nationality. 88. A copy of the Register of Directors shall be kept at the office of the Registered Agent and filed with the Registrar and the Company shall, within 30 days of any change occurring, ensure that any changes in the Register of Directors are filed with the Registrar by arranging the filing of a copy of the Register of Directors containing the changes . 89. Where a copy of the Register of Directors is kept at the office of the Registered Agent, the Company shall within fifteen days of any change in the Register of Directors, notify the Registered Agent in writing of the change and provide the Registered Agent with a written record of the physical address of the place at which the original Register of Directors is kept . ALTERNATE DIRECTOR 93. No Director shall be entitled to appoint another person to be his alternate. POWERS OF DIRECTORS 94. The business and affairs of the Company shall be managed by, or be under the direction or supervision of, the Directors who may pay all expenses incurred preliminary to and in connection with the formation and registration of the Company and may exercise all such powers of the company as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders, subject to any delegation of such powers as may be authorised by these Articles and to such requirements as may be prescribed by a Resolution of Shareholders, but no requirement made by a resolution of Shareholders shall prevail if it be inconsistent with these Articles nor shall such requirement invalidate any prior act of the Directors which would have been valid if such requirement had not been made . 95. Notwithstanding section 175 of the Act, the Directors have the power to sell, transfer, lease, exchanges or otherwise dispose of the assets of the Company, without restriction and without complying with the provision of section 175 , which shall not apply to the Company . 96. The Directors may, by a Resolution of Directors, appoint any Person, including a person who is a Director, to be an Officer or agent of the Company . The Resolution of Directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company . 97. Every Officer or agent of the Company has such powers and authority of the Directors, including the power and authority to affix the Seal, as are set forth in these Articles or in the Resolution of Directors appointing the Officer or agent, except that no Officer or agent has any power or authority with respect to the matters requiring a Resolution of Directors under the Act or these Articles or are otherwise not permitted to be delegated under the Act . 98. All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by Resolution of Directors . 99. The Directors may, by a Resolution of Directors, designate one or more committees, each consisting of one or more Directors . 100. Each committee of Directors has such powers, and authorities of the Directors, including the power and authority to affix the Seal, as are set forth in the Resolution of Directors establishing the committee, except that no committee has any power or authority : (a) to amend the memorandum or these Articles; (b) to designate committees of Directors; (c) to delegate powers to a committee of Directors; (d) to appoint Directors; (e) to appoint agents; (f) to approve a plan of merger, consolidation or arrangement; or

(g) to make a declaration of solvency or approve a liquidation plan. 101. The Directors may from time to time and at any time by power of attorney (whether under Seal or under hand or otherwise) appoint any company, firm or Person or body of Persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys or authorized signatory (any such Person being an “ Attorney ” or “ Authorised Signatory ”, respectively) of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney or other appointment may contain such provisions for the protection and convenience of Persons dealing with any such Attorney or Authorised Signatory as the Directors may think fit, and may also authorise any such Attorney or Authorised Signatory to delegate all or any of the powers, authorities and discretion vested in him . BORROWING POWERS OF DIRECTORS 102. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party . DUTIES OF DIRECTORS 103. Subject to the following Article, the Directors when exercising their powers or performing their duties, shall act honestly and in good faith and in what the Director believes to be in the best interests of the Company . 104. Notwithstanding the foregoing: (a) where the Company is a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties as Directors, act in a manner which they believe to be in the best interests of the Company’s holding company, even though it may not be in the best interest of the Company ; (b) where the Company is a subsidiary, but not a wholly owned subsidiary, the Directors may, when exercising their powers or performing their duties, and with the prior agreement of the Shareholders other than the holding company, act in a manner which they believe to be in the best interest of the Company’s holding company, even though it may not be in the best interests of the Company ; and (c) where the Shareholders are carrying out a joint venture, the Directors may, when exercising their powers or performing their duties in connection with the carrying out of the joint venture, act in a manner which they believe to be in the best interests of a Shareholder or Shareholders, even though it may not be in the best interests of the Company. PROCEEDINGS OF DIRECTORS 105. The Directors may meet together (either within or outside of the British Virgin Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit . Questions arising at any meeting shall be decided by a majority of votes . In case of an equality of votes the chairman shall not have a second or casting vote . A Director may, and a Secretary or assistant Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors . 106. A Director may participate in any meeting of the Directors, or of any committee appointed by the Directors of which such Director is a member, by means of telephone or other electronic means provided that all persons participating in such meeting can hear one other and such participation shall be deem to constitute presence in person at the meeting . 107. A Director shall be given not less than two days’ notice of meetings of Directors, but a meeting of Directors held without two days’ notice having been given to all Directors shall be valid if all the Directors entitled to vote at the meeting who do not attend, waive notice of the meeting, and for this purpose, the presence of a Director at the meeting shall be deemed to constitute waiver on his part . The inadvertent failure to give notice of a meeting to a Director, or the fact that a Director has not received the notice, does not invalidate the meeting . 108. The quorum necessary for the transaction of the business of the Directors shall be a majority of the total number of Directors . 109. If the Company shall have only one Director the provisions herein contained for meetings of the Directors shall not apply but such sole Director shall have full power to represent and act for the Company in all matters as are not by the Act or the Memorandum or these Articles required to be exercised by the Shareholders and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matter requiring a Resolution of Directors . Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes . 110. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may by a Resolution of Directors determine . Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director ; provided that nothing herein contained shall authorise a Director or his firm to act as auditor to the Company .

111. The Directors shall cause the following corporate records to be kept: (a) minutes of all meetings of Directors, Shareholders, committees of Directors, committees of Officers and committees of Shareholders; and (b) copies of all resolutions consented to by Directors, Shareholders, Classes of Shareholders, committees of Directors, committees of Officers and committees of Shareholders. 112. The above corporate records shall be kept at the office of the Registered Agent, at the Company’s principal place of business or at such other place as the Directors determine provided that where the records are kept at a place other than the office of the Registered Agent of the Company, the Company must provide the Registered Agent with a written record of the physical address of the place or places at which the records are kept and where such place is changed, the Company shall provide the Registered Agent with the physical address of the new location of the records within fourteen days of the change of location . 113. When the chairman of a meeting of the Directors signs the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or what there may have been a technical defect in the proceedings . 114. An action that may be taken by the Directors or a committee of Directors at a meeting may also be taken by a resolution of Directors or a committee of Directors consented to in writing or by telex, telegram, cable, facsimile or other written electronic communication by a simple majority of the Directors or a simple majority of the members of the committee, as the case may be, without the need for any notice . The consent may be in the form of counterparts, each counterpart being signed by one or more Directors . 115. The continuing Directors may act notwithstanding any vacancy in their body but if and for so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors, or of summoning a Shareholders’ meeting, but for no other purpose . 116. The Directors may elect a chairman of their meetings and determine the period for which he is to hold office but if no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the Directors present may choose one of their number to be chairman of the meeting . 117. Subject to any regulations imposed on it by the Directors, a committee appointed by the Directors may elect a chairman of its meetings . If no such chairman is elected, or if at any meeting the chairman is not present within fifteen minutes after the time appointed for holding the meeting, the committee members present may choose one of their number to be chairman of the meeting .

118. A committee appointed by the Directors may meet and adjourn as it thinks proper . Subject to any regulations imposed on it by the Directors, questions arising at any meeting shall be determined by a majority of votes of the committee members present and in case of an equality of votes the chairman shall have a second or casting vote . 119. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director . OFFICERS 120. The Company may by Resolution of Directors appoint Officers at such times as shall be considered necessary or expedient . Any number of officers may be held by the same person . 121. The Officers shall perform such duties as shall be prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by Resolution of Directors or Resolution of Shareholders, but in the absence of any specific allocation of duties it shall be the responsibility of the chairman of the board of Directors to preside at meetings of Directors and Shareholders, the vice chairman to act in the absence of the chairman, the president to manage the day to day affairs of the Company, the vice presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the Register of Members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company . 122. The emoluments of all Officers shall be fixed by Resolution of Directors. 123. The Officers shall hold office until their successors are duly elected and qualified, but any Officer elected or appointed by the Directors may be removed at any time, with or without cause, by Resolution of Directors . Any vacancy occurring in any office of the Company may be filled by Resolution of Directors . CONFLICT OF INTERESTS 124 . A Director shall forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to the board of Directors . Where a Director’s interest in a transaction is not disclosed in accordance with this Article prior to the transaction being entered into, unless it is not required to be disclosed in accordance with Article 125 below, the transaction is voidable by the Company. 125. Notwithstanding the previous Article, a transaction entered into by the Company is not voidable by the Company if : (a) the material facts of the interest of the Director in the transaction are known by the Shareholders entitled to vote at a meeting of Shareholders and the transaction is approved or ratified by a Resolution of Shareholders ; or (b) the Company received fair value for the transaction, and such determination of fair value is made on the basis of the information known to the Company and the interest Director at the time that the transaction was entered into . 126. A Director is not required to comply with Article 124 above, if the transaction is between the Company and the Director and the transaction or proposed transaction is or is to be entered into in the ordinary course of the Company’s business and on usual terms and conditions . 127. A Director who is interested in a transaction entered into or to be entered into by the Company may: (a) vote on a matter relating to the transaction; (b) attend a meeting of Directors at which the matter relating to the transaction arises and be included among the Directors present at the meeting for the purpose of quorum ; and (c) sign a document on behalf of the company, or do any other thing in his capacity as a Director, that relates to the transaction . REGISTER OF CHARGES 128. The Company shall maintain at the Registered office or at the office of the Registered Agent a register of all charges created by the Company showing : (a) if the charge is a charge created by the Company, the date of its creation or, if the charge is an existing charge on property acquired by the Company, the date on which the property was acquired ; (b) a short description of the liability secured by the charge; (c) a short description of the property charged;

(d) the name and address of the trustee for the security, or if there is no such trustee, the name and address of the chargee ; (e) unless the charge is a security to bearer, the name and address of the holder of the charge; and (f) details of any prohibition or restriction, if any, contained in the instrument creating the charge on the power of the Company to create any future charge ranking in priority to or equally with the charge . THE SEAL 129. The Directors shall provide for the safe custody of the Seal . An imprint of the Seal shall be kept at the office of the Registered Agent . 130. The Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal . The Seal shall be affixed in the presence of a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal is so affixed in their presence . 131. The Company may maintain a facsimile of the Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a Resolution of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal . The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Seal had been affixed in the presence of an the instrument signed by a Director or a Secretary (or an assistant Secretary) or in the presence of any one or more persons as the Directors may appoint for the purpose . 132. Notwithstanding the foregoing, a Secretary or any assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company . DISTRIBUTIONS 133. The Company may, from time to time, by a Resolution of Directors authorise a Distribution by the Company at such time, and of such amount, to any Shareholders, as it thinks fit if they are satisfied, on reasonable grounds, that immediately after the Distribution, the Company satisfies the following solvency test: (a) the value of the Company’s assets will exceed its liabilities; and (b) the Company will be able to pay its debts as they fall due. 134. Distributions may be paid in money, Shares or other property. 135. The Directors may, before making any Distribution, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select . 136. Notice of any Distribution that may have been authorised shall be given to each Shareholder in the manner hereinafter mentioned and all Distributions unclaimed for three years after having been declared may be forfeited by Resolution of Directors for the benefit of the Company . 137. No Distribution shall bear interest as against the Company and no Distribution shall be authorised or made on Treasury Shares . 138. The Directors may determine in their sole discretion to issue bonus Shares from time to time. 139. A division of the issued and outstanding Shares of a Class or Series of Shares into a larger number of Shares of the same Class or Series having a proportionately smaller par value does not constitute the issue of a bonus Share . 140. If several Persons are registered as joint holders of any Shares, any one of such Persons may give receipt for any Distribution made in respect of such Shares . ACCOUNTS AND AUDIT 141. The Company shall keep such accounts, records and underlying documentation that: (a) are sufficient to show and explain the Company’s transactions; and (b) will at any time, enable the financial position of the Company to be determined with reasonable accuracy. 142. The books of account, records and underlying documentation shall be kept at the office of the Registered Agent or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors .

143. Where the accounts, records and underlying documentation are kept at a place other than the office of the Registered Agent of the Company, the Company must provide the Registered Agent with a written record of the physical address of the place at which the records are kept and record the name of the person who maintains and controls the Company’s accounts, records and underlying documentation . 144. Where the place at which the accounts, records and underlying documentation of the Company, or the name of the person who maintains and controls the Company’s accounts, records and underlying documentations changes, the Company shall within fourteen days of any change, provide the Registered Agent with the physical address of the new location of the records or the name of the new person who maintains and controls the Company’s accounts, records and underlying documentation (as applicable) . 145. The Company shall retain the records and underlying documentation for a period of at least five years from the date: (a) of completion of the transaction to which the records and underlying documentation relate; or (b) the Company terminates the business relationship to which the records and underlying documentation relate. 146. The Company shall provide the Registered Agent without delay any records and underlying documentation in respect of the Company that the Registered Agent requests pursuant to the Act. 147. The Directors may from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account of book or document of the Company except as conferred by law or authorised by a Resolution of Directors or by a Resolution of Shareholders . 148. The accounts relating to the Company’s affairs shall only be audited if the Directors so determine, in which case the financial year end and the accounting principles will be determined by the Directors. 149. The auditors of the Company shall not be deemed to be Officers. NOTICES 150. Any notice of document may be served by the Company or by the Person entitled to give notice to any Shareholder either personally, or by posting it airmail or air courier service in a prepaid letter addressed to such Shareholder at his address as appearing in the Register of Members, or by electronic mail to any electronic mail address such Shareholder may have specified in writing for the purpose of such service of notices, or by facsimile should the Directors deem it appropriate . In the case of joint holders of a Share, all notices shall be given to that one of the joint holders whose name stands first in the Register of Members in respect of the joint holding, and notice so given shall be sufficient notice to all joint holders . 151. Any Shareholder present, either personally or by proxy, at any Shareholders’ meeting shall for all purposes be deemed to have received due notice of such meeting and, where requisite, of the purposes for which such meeting was convened . 152. Any notice or other document, if served by: (a) post, shall be deemed to have been served five days after the time when the letter containing the same is posted ; (b) facsimile, shall be deemed to have been served upon production by the transmitting facsimile machine of a report confirming transmission of the facsimile in full to the facsimile number of the recipient ; (c) recognised courier service, shall be deemed to have been served 48 hours after the time when the letter containing the same is delivered to the courier service ; or (d) electronic mail, shall be deemed to have been served on the same day that it was sent, and it shall not be necessary for the receipt of the e - mail to be acknowledged by the recipient (e) In proving service by post or courier service it shall be sufficient to prove that the letter containing the notice or documents was properly addressed and duly posted or delivered to the courier service . 153. Any notice or document delivered or sent by post to or left at the registered address of any Shareholder in accordance with the terms of these Articles shall notwithstanding that such Shareholder be then dead or bankrupt, and whether or not the Company has notice of his death or bankruptcy, be deemed to have been duly served in respect of any Share registered in the name of such Shareholder as sole or joint holder, unless his name shall at the time of the service of the notice or document, have been removed from the Register of Members as the holder of the Share, and such service shall for all purposes be deemed a sufficient service of such notice or document on all Persons interest (whether jointly with or as claiming through or under him) in the Share . 154. Notice of every Shareholders’ meeting shall be given to: (a) all Shareholders holding Shares with the right to receive notice and who have supplied to the Company an address for the giving of notices to them ; and

(b) every Person entitled to a Share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting. No other Person shall be entitled to receive notices of Shareholders’ meetings. INDEMNITY 155. Subject to the limitations hereinafter provided the Company may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any Person (an “ Indemnifiable Person ”) who : (a) is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the Person is or was a Director, an Officer, agent or a liquidator of the Company ; or (b) is or was, at the request of the Company, serving as a director, officer, agent or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise . 156. The Company may only indemnify an Indemnifiable Person if such Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, the Indemnifiable Person had no reasonable cause to believe that his conduct was unlawful . 157. The decision of the Directors as to whether the Indemnifiable Person acted honestly and in good faith and in what the Indemnifiable Person believed to be in the best interests of the Company and, in the case of criminal proceedings, as to whether such Person had no reasonable cause to believe that his conduct was unlawful, is in the absence of fraud, sufficient for the purposes of these Articles, unless a question of law is involved . 158. The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the Indemnifiable Person did not act honestly and in good faith and with a view to the best interests of the Company or that such Person had reasonable cause to believe that his conduct was unlawful . 159. Expenses, including legal fees, incurred by an Indemnifiable Person in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the Indemnifiable Person to repay the amount if it shall ultimately be determined that the Indemnifiable person is not entitled to be indemnified by the Company in accordance with these Articles .

160. Expenses, including legal fees, incurred by a former Director, Officer or agent in defending any legal, administrative or investigative proceedings may be paid by the Company in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the former Director, Officer or agent, as the case may be, to repay the amount if it shall ultimately be determined that the former Director, Officer or agent is not entitled to be indemnified by the Company in accordance with these Articles and upon such other terms and conditions, if any, as the Company deems appropriate . 161. The indemnification and advancement of expenses provided by, or granted pursuant to, this section is not exclusive of any other rights to which the Person seeking indemnification or advancement of expenses may be entitled under the agreement, resolution of members, resolution of disinterested Directors or otherwise, both as to acting in the Person’s official capacity and as to acting in another capacity which serving as a Director, if applicable . 162. If a Person to be indemnified has been successful in defence of any proceedings described above the Person is entitled to be indemnified against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred by the Person in connection with the proceedings . INSURANCE 163. The Company may purchase and maintain insurance in relation to any person who is or was a Director, or who at the request of the Company is or was serving as a Director of, or in any other capacity is or was acting for another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability in the preceding Article . NON - RECOGNITION OF TRUSTS 164 . Subject to the proviso hereto, no Person shall be recognised by the Company as holding any Share upon any trust and the company shall not, unless required by law, be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share or (except only as otherwise provided by these Articles or as required by law) any other right in respect of any Share except an absolute right to the entirety thereof in each Shareholder registered in the Register of Members, provided that, notwithstanding the foregoing, the Company shall be entitled to recognise any such interests as shall be determined by the Directors . WINDING UP

165. If the Company shall be wound up, the liquidator may divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders of different Classes or Series . The liquidator may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Shareholders as the liquidator shall think fit, but so that no Shareholder shall be compelled to accept any asset whereon there is any liability . AMENDMENT OF ARTICLES OF ASSOCIATION 166. These Articles may be amended in the manner prescribed in the Memorandum. CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE 167. For the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at any meeting of Shareholders or any adjournment thereof, or those Shareholders that are entitled to receive payment of any Distribution, or in order to make a determination as to who is a Shareholder for any other purpose, the Directors may provide that the Register of Members shall be closed for transfer for a stated period which shall not exceed in any case forty days . If the Register of Members shall be so closed for the purpose of determining those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders the Register of Members shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members . 168. In lieu of or apart from closing the Register of Members, the Directors may fix in advance a date as the record date for any such determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of the Shareholders and for the purpose of determining those Shareholders that are entitled to receive payment of any Distribution the Directors may, at or within ninety days prior to the date of declaration of such Distribution, fix a subsequent date as the record date for such determination . 169. If the Register of Members is not so closed and no record date is fixed for the determination of those Shareholders entitled to receive notice of, attend or vote at a meeting of Shareholders or those Shareholders that are entitled to receive payment of a Distribution, the date of which notice of the meeting is posted or the date on which the resolution of the Directors declaring such Distribution is adopted, as the case may be, shall be the record date for such determination of Shareholders . When a determination of those Shareholders that are entitled to receive notice of, attend or vote at a meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof . DISCLOSURE

170 . The Directors, or any service providers (including the Officers, the Secretary and the Registered Agent of the Company) specifically authorised by the Directors, shall be entitled to disclose to any regulatory or judicial authority any information regarding the affairs of the Company including without limitation information contained in the Register of Members and books of the Company .

We, FH Corporate Services Ltd , of FH Chambers, P.O. Box 4649, Road Town, Tortola, British Virgin Islands for the purpose of continuing a Company as a BVI Business Company limited by shares under the laws of the British Virgin Islands hereby sign these Articles of Association on 5 July 2013 for and on behalf of the Shareholders and Directors of the Company: Authorised Signatory (Sgd.) Jose Santos By: Jose Santos Authorised Signatory FH Corporate Services Ltd